UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2009

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Management Incentive Plan

On March 10, 2009, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") approved the 2009 Management Incentive Plan for Executive Officers. Pursuant to the terms of this Plan, certain officers of Lionbridge are eligible to receive a cash bonus, calculated on a specified percent of their respective 2009 base salary, upon achievement of each of the following three equally weighted performance metrics:

• Achievement of internal revenue targets for the year ending December 31, 2009 (1/3)
• Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2009, including activities related to strengthening the Company’s balance sheet (1/3); and
• Achievement of identified personal objectives, which in the case of Executive Officers with operational responsibility, are tied to performance relative to those operations and in the case of Executive Officers with functional responsibilities, are tied to performance relative to that particular function, and in each case, related to the implementation of appropriate and effective strategies to manage volatility in foreign currency exchange rates (1/3).

The Committee established the following personal objective components for the executive officers:
• General Managers of GLT: Achievement of internal product line revenue and profitability targets, customer satisfaction, business process improvements, migration of production to global delivery centers and accelerated use and adoption of technology.
• Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures, and rationalization of real estate portfolio.
• Chief Operating Officer: Development of emerging product lines, development and deployment of commercial technology offerings, assessment of complementary strategic offerings, and achievement of internal product line revenue and profitability targets.
• Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets, acceleration of deployment of commercial technology offerings, and execution of the Company’s long-term strategies to improve shareholder.

Under the terms of the 2009 MIP, a participating Executive Officer will receive his or her target bonus based on achievement of each equally rated performance metric target (the "Target"). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 150% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary. The applicable percentages are as follows:

Chief Executive Officer: 110% of base salary
Chief Operating Officer, Chief Financial Officer and General Managers of GLT: 60% of base salary

Independent Directors’ Compensation Policy

On March 10, 2009, the Nominating and Compensation Committee amended the Independent Directors’ Compensation Policy to provide for acceleration of a portion of equity held by retiring directors under certain circumstances. The Corporation’s Independent Director Compensation Plan as amended and restated effective March 10, 2009 is attached hereto as Exhibit 10.1. The description of the changes to the Plan are qualified in their entirely by reference to the amended and restated Plan filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

March 13, 2009	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: VP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Independent Directors' Compensation Policy, Amended and Restated as of March 10, 2009